UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2020

MARINE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MPX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2020 annual meeting of stockholders of the Company was held on April 28, 2020. At the annual meeting, the stockholders of the Company (i) elected three Class I nominees to the Board of Directors; and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The voting results for each proposal are as follows:

1.	To elect the three Class I nominees to the Board of Directors:

	For	Withheld	Broker Non-Vote
Class I nominees:
R. Randall Rollins	30,531,196	1,230,552	999,443
Henry B. Tippie	30,149,327	1,612,421	999,443
James B. Williams	31,027,888	733,860	999,443

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain
32,739,258	20,032	1,901

3.	To hold a non-binding vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
31,518,531	198,869	44,348	999,443

Based on these results and consistent with the Company’s recommendation, the Board has determined that the Company will hold a non-binding advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation.

Date: April 28, 2020	/s/ Ben M. Palmer
Ben M. Palmer
Vice President and
Chief Financial Officer